UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2020

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-39144 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. Englewood, Colorado (Address of principal executive offices)		80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed in the Current Report on Form 8-K filed by DISH Network Corporation, (“DISH”) on July 26, 2019 (the “Signing 8-K”) and in subsequent DISH filings with the Securities and Exchange Commission (together with the Signing 8-K, the “DISH Filings”), DISH, T-Mobile US, Inc. (“TMUS”) and Sprint Corporation (“Sprint” and together with TMUS, the “Sellers” and after the merger of Sprint and TMUS, “NTM”) (or their respective subsidiaries) entered into a series of arrangements. These arrangements included the Asset Purchase Agreement (as amended, the “APA”) which contemplates, among other things, the acquisition by DISH from NTM of certain assets and liabilities associated with Sprint’s Boost Mobile, Virgin Mobile and Sprint-branded prepaid mobile services businesses for an aggregate purchase price of $1.4 billion as adjusted for specific categories of net working capital as of the Closing Date (the “Prepaid Business Sale”).

Also as previously disclosed in the DISH Filings, in connection with the Prepaid Business Sale and the consummation of the Sprint-TMUS merger, DISH, TMUS and Sprint came to an agreement with the United States Department of Justice (“DOJ”) on key terms and approval of the Transaction Agreements (as defined below) and DISH’s wireless service business and spectrum. On July 26, 2019, DISH, TMUS, Sprint, Deutsche Telekom AG and SoftBank Group Corp. (collectively, the “Defendants”) entered into a Stipulation and Order (the “Stipulation and Order”) with the DOJ binding the Defendants to a Proposed Final Judgment (the “Proposed Final Judgment”) which memorialized the agreement between the DOJ and the Defendants. The Stipulation and Order and the Proposed Final Judgment were filed in the United States District Court for the District of Columbia (the “District Court”) on July 26, 2019, and on April 1, 2020, the Proposed Final Judgment was entered with the District Court (the Proposed Final Judgment as so entered with the District Court, the “Final Judgment”).

Effective July 1, 2020 (the “Closing Date”), upon the terms and subject to the conditions set forth in the APA and in accordance with the Final Judgment, DISH and NTM completed the Prepaid Business Sale. In connection with the closing of the Prepaid Business Sale, DISH and NTM entered into the Second Amendment to the APA to exclude approximately 13,000 prepaid wireless customers of Sprint under the Boost Mobile brand from the Prepaid Business Sale related to a program issued by the Public Utilities Commission of the State of California.  Also in connection with the closing of the Prepaid Business Sale, DISH and NTM entered into transition services agreements under which DISH will receive and provide certain transitional services (the “TSAs”), an option agreement entitling DISH to acquire certain decommissioned cell sites and retail stores of NTM (the “Option Agreement”), a master network services agreement (the “MNSA”) and a spectrum purchase agreement (the “Spectrum Purchase Agreement” and together with the TSAs, Option Agreement and MNSA, the “Transaction Agreements”).

Item 1.01. Entry into a Material Definitive Agreement.

Master Network Services Agreement

Pursuant to the APA, on July 1, 2020, DISH and NTM entered into the MNSA for the provision of network services by NTM to DISH. The description of the MNSA included in the Signing 8-K is hereby incorporated herein by reference.

Spectrum Purchase Agreement

Pursuant to the APA, on July 1, 2020, DISH and NTM entered into the Spectrum Purchase Agreement, pursuant to which DISH is expected to purchase all of Sprint’s 800 MHz spectrum (approximately 13.5 MHz of nationwide spectrum). The description of the Spectrum Purchase Agreement included in the Signing 8-K is hereby incorporated herein by reference.

A copy of the APA was filed by DISH with the Securities and Exchange Commission on July 29, 2019 as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, and copies of the MNSA and the Spectrum Purchase Agreement will be filed by DISH with the Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q. The descriptions of the MNSA and the Spectrum Purchase Agreement contained herein are not complete and are qualified in their entirety by the actual terms of each such Transaction Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction regarding the completion of the Prepaid Business Sale is hereby incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

DISH has issued a press release regarding the transaction described herein which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d)       Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 1, 2020.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: July 1, 2020	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel